UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 27, 2012

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On June 27, 2012, Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), issued a press release (the “Press Release”) announcing that the Company has scheduled a conference call and webcast for Tuesday, August 7, 2012 at 5:00 PM EDT to review the results of operations for its second fiscal quarter ended June 29, 2012. The Company also announced that it expects its net sales and non-GAAP operating profit for such fiscal quarter to be consistent with the outlook it provided on May 8, 2012. A copy of the Press Release is furnished as Exhibit 99.1.

The information contained in Item 7.01 of this report and in Exhibit 99.1 with respect to the timing of the conference call/webcast and regarding the Company’s financial outlook, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

In the Press Release, the Company also announced an update on certain actions it is pursuing to repay its existing $55 million credit facility. As part of the amendment to the credit facility completed in March 2012, the Company issued to its existing bank group warrants to purchase approximately 2.6 million shares of common stock of the Company, which represent approximately 6.1% of the outstanding shares of common stock. The warrants vest over time if the Company does not repay the credit facility in full by certain dates. In the Press Release, the Company announced that it will not retire the facility by the first warrant vesting date of June 28, 2012 and that approximately 0.8 million shares of common stock, equal to approximately 1.8% of the outstanding shares of common stock, will vest on that date.  As previously disclosed, on September 28, 2012, warrants to purchase approximately 0.4 million additional shares of common stock will vest unless the Company has repaid the outstanding borrowings under the credit facility by such date; and on December 31, 2012, warrants to purchase approximately 1.4 million additional shares of common stock will vest unless the Company has repaid the outstanding borrowings under the credit facility by such date.

Cautionary Information Regarding Forward-Looking Statements

The Press Release contains statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the Company's current information and expectations. There can be no assurance the forward-looking statements, including, without limitation, the Company’s results for the fiscal second quarter of 2012 and any contemplated refinancing or asset dispositions, will be achieved, nor that any refinancing or dispositions, if consummated, will be on terms favorable to the Company.  Actual results may differ materially due to the risk factors listed from time to time in the Company's SEC reports including, but not limited to, those discussed in Item 1a to the Company's Form 10-K for the year ended December 30, 2011 and Item 1a to its Form 10-Q for the quarter ended March 30, 2012.  All such risk factors are incorporated herein by reference as though set forth in full. The Company undertakes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description.

99.1	Press Release dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: June 27, 2012	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer